UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        On November 11, 2009, India Globalization Capital, Inc. (the “Company”) received a warning letter from the staff of NYSE Amex LLC (“NYSE Amex”) concerning the Company’s issuance of certain shares of its common stock (the “Shares”) on September 18, 2009, prior to approval for listing on NYSE Amex. Section 301 of the NYSE Amex Company Guide provides that listed companies are not permitted to issue additional securities of a listed class until an application for listing has been submitted and approved. The listing application was submitted to NYSE Amex on November 12, 2009.

The staff indicated in its letter that although it would not apply at this time the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide, since we were not in compliance with NYSE Amex continued listing standards, the warning letter amounted to notice of failure to comply with a continued listing standard.

The Company is working with Amex to ensure that the Shares are properly listed with the Exchange.

On November 13, 2009, the Company issued a press release disclosing the receipt of the AMEX warning letter and notice of failure to satisfy a continued listing standard, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: November 13, 2009	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

99.1	Press Release dated November 13, 2009.